Exhibit 16.1



June 30, 2003





SECURITIES AND EXCHANGE COMMISSION
450 5th Street, N. W.
Washington, D. C. 20549

Gentlemen:

We have read the statements made by NT Media Corp. of California (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 27, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,



CALDWELL, BECKER, DERVIN, PETRICK & CO., L.L.P.



cc:      Mr. Chris Briggs
























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